                                                                    EXHIBIT 4(e)


                MODIFICATION PROVISION

--------------------------------------------------------------------------------


                The Age and Sex of this policy is hereby amended to delete all reference to sex.

                The Company waives its right to receive proof of sex and waives its right to adjust an annuity payment becuase of misstatement of sex.


                                   CANADA LIFE INSURANCE COMPANY OF AMERICA


                                                       [SIG]

                                                     Secretary